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EXHIBIT 11.1

                              CV THERAPEUTICS, INC.

                        COMPUTATION OF NET LOSS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

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                                                                                  THREE MONTHS ENDED MARCH 31,
                                                                                  ----------------------------
                                                                                     1997           1996
                                                                                     ----           ----
 Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $(1,885)       $(3,379)
                                                                                   -------        -------
                                                                                   -------        -------
 Historical:
   Weighted average common stock outstanding:. . . . . . . . . . . . . . .           6,346            370
     Shares related to Staff Accounting Bulletins Nos. 55, 64 and 83:
       Stock options . . . . . . . . . . . . . . . . . . . . . . . . . . .               -            340
       Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               -            965
                                                                                   -------        -------
 Total shares used in calculating net loss per share . . . . . . . . . . .           6,346          1,675
                                                                                   -------        -------
                                                                                   -------        -------

 Net loss per share. . . . . . . . . . . . . . . . . . . . . . . . . . . .          $(0.30)        $(2.02)
                                                                                   -------        -------
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 Pro forma:
   Shares used in calculating net loss per share (per above) . . . . . . .                          1,675
   Preferred Stock if-converted: . . . . . . . . . . . . . . . . . . . . .                          2,573
                                                                                                  -------
 Total shares used in calculating pro forma net loss per share . . . . . .                          4,248
                                                                                                  -------

 Pro forma net loss per share. . . . . . . . . . . . . . . . . . . . . . .                         $(0.80)
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